Exhibit 10.1a

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), entered into this 1st day of July, 2009, by and between BLINDSPOT ALERT, INC., a Nevada corporation (the “Employer”), and ROWLAND W. DAY II (“Employee”).

WITNESSETH

WHEREAS, the Employer desires to employ, and Employee desires to work for Employer;

WHEREAS, the Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Employer desires reasonable protection of their confidential business and customer information which they will develop over the years at substantial expense and assurance that Employee will not compete with the Employer for a reasonable period of time after termination of his employment with the Employer, except as otherwise provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, covenant and agree as follows:

1.           Employment.  Upon the terms and subject to the conditions set forth in this Agreement, the Employer employs Employee as the Employer’s Chief Executive Officer and Employee accepts such employment.

2.           Position.  Employee agrees to serve as the Employer’s Chief Executive Officer and to perform such duties as may reasonably be assigned to him by the Employer’s Board of Directors not inconsistent with the nature of Employee’s position and such duties which are of the character as those generally associated with such officer’s title.  Employer agrees that Employee may serve as an officer and as a director of other companies and ventures and devote such time as is necessary to fulfill those duties.  Nothing in this Agreement shall preclude Employee from working in his law firm.

3.           Term.  The term of this Agreement shall begin on the date Employer purchases the software assets of WQN, Inc. as more fully described in the Asset Purchase Agreement between the Employer and WQN, Inc. (the “Effective Date”) and shall end on December 31, 2010; provided, however, that such term shall be extended automatically for an additional calendar year, unless either party hereto gives sixty (60) days written notice to the other party not to extend prior to the end of the calendar year (such term, including any extension thereof shall herein be referred to as the “Term”).

4.           Salary.  Upon Employer achieving $1,000,000 in monthly sales from the multilevel marketing sales distribution channels, Employee shall receive an annual salary of Two Hundred Forty Thousand Dollars ($240,000.00) (“Base Compensation”) payable at regular intervals in accordance with the Employer’s normal payroll practices in effect from time to time.  Employee shall be entitled to receive a bonus as determined by Employer’s Board of Directors at their sole discretion.  Additionally, Employee will be eligible to participate in Employer’s stock option plan to the same extent as other executives, officers and employees of Employer, and to receive stock options thereunder in such amounts and at such times as the Board of Directors may determine in its discretion.

5.           Benefit Programs.  During the term of this Agreement, Employee shall be entitled to participate in or receive benefits (collectively, the “Benefits”) no less comparable to the other executive officers of the Employer, if such benefits are offered by the Employer.  The foregoing does not obligate the Employer to provide benefits of any type.

6.           General Policies.  All matters relating to the employment of Employee by the Employer not specifically addressed in this Agreement shall be subject to the general policies regarding employees of the Employer in effect from time to time.

7.           Termination.  Subject to the respective continuing obligations of the parties, Employee’s employment by the Employer may be terminated prior to the expiration of the Term of this Agreement as follows:

(a)          The Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee’s employment with the Employer for cause.  For purposes of this subsection 7(a), “cause” shall be defined as (i) Employee’s personal dishonesty of a material nature affecting Employee’s ability to perform his duties under this Agreement, (ii) Employee’s incompetence in the performance of his duties and obligations under this Agreement, (iii) Employee’s willful misconduct or gross negligence, (iv) Employee’s breach of fiduciary duty involving personal profit, (v) Employee’s intentional failure to perform stated duties, (vi) Employee’s conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony, (vii) any requirement of a government agency or authority having jurisdiction over the Employer; or (viii) any material violation by Employee of any material provision or covenant of this Agreement not cured by Employee within thirty (30) days of Employee’s receipt of notice from the Employer of such material violation.

(b)          Employee, by written notice to the Employer, may terminate his employment with the Employer immediately for good reason.  For purposes of this subsection 7(b), “good reason” shall be defined as any material violation by the Employer of any material provision or covenant of this Agreement.

(c)          Employee’s employment with Employer shall terminate in the event of Employee’s death or disability. For purposes hereof, “disability” shall mean the physical or mental inability of Employee to perform his obligations hereunder, provided that notice of any termination by the Employer because of Employee’s “disability” shall have been given to Employee prior to the full resumption by him of the performance of such duties.

(d)          Nothing contained in this Agreement shall impair, affect or change any requirements otherwise imposed upon the Employer or Employee by applicable statute, law, rule, regulation or other legal requirement, including, without limitation, Employee’s COBRA rights upon termination of employment.

8.           Termination Payments.  In the event of termination of Employee’s employment pursuant to Section 7 hereof, compensation shall continue to be paid to Employee as follows:

(a)          In the event of termination pursuant to subsection 7(a), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, for the lesser of (i) for a period of 3 months after the date set forth in the notice of termination, or (ii) for a period up to the remaining Term.  Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee’s participation in such plans through such date shall be paid when due under those plans.

(b)          In the event of termination pursuant to subsection 7(b), compensation provided for herein (including Base Compensation) at the rate in effect at the time of termination shall continue to be paid to Employee and Employee shall continue to participate in the benefit, retirement and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination.  Throughout the period during which Employee’s compensation shall continue hereunder, the Employer shall continue to contribute the employer portion toward the cost of such benefits and other perquisites in a manner consistent with the applicable terms of the governing plan documents and if applicable, insurance contracts, and otherwise in accordance with the procedures and policies in place prior to such termination through the date such payments, benefit coverages and perquisites are to be continued hereunder.  Payment of compensation during this period, including Base Compensation, shall be made pursuant to the applicable payroll practices then utilized by the Employer, and shall terminate on the first payroll payment date occurring after the date of termination of Employee’s employment.

(c)          In the event of termination pursuant to subsection 7(c), compensation provided for herein (including Base Compensation) shall continue to be paid and Employee shall continue to participate in the benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof in a manner consistent with the applicable terms of the governing plan documents, (i) in the event of Employee’s death, through the date of death, or (ii) in the event of Employee’s disability, through the date of proper notice of disability as required by subsection 7(c).  Any benefits payable under insurance, health, retirement and bonus plans as a result of the Employer’s participation in such plans through such date shall be paid when due under those plans.

9.           Notice of Termination.  Any termination of Employee’s employment with Employer as contemplated by Section 7 hereof, except in the circumstances of Employee’s death, shall be communicated by written “Notice of Termination” by the terminating party to the other party hereto.  Any “Notice of Termination” pursuant to subsections 7(a), 7(b) or 7(c) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

10.         Regulatory Oversight.  All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of the Employer by order of any state or federal regulatory agency with supervision of the Employer, unless stayed by appropriate proceedings, and the Employer shall be under no obligation to perform any of its obligations hereunder if it is informed in writing by any state or federal regulatory agency with supervision of the Employer that performance of its obligations would constitute an unsafe or unsound business practice.

11.         Death.  Should Employee die after termination of his employment with the Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee’s executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee or other designee or, if there is no such designee, to his estate.

12.         Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employee:	Rowland W. Day II
1 Hampshire Court
Newport Beach, CA 92660
Facsimile: (949) 642-1274
rday@rdaylaw.com

If to the Employer:	Rowland W. Day II
Chief Executive Officer
Blindspot Alert, Inc.
1 Hampshire Court
Newport Beach, CA 92660
Facsimile: (949) 642-7816
rday@rdaylaw.com

or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.         Noncompetition.  Employee covenants that, commencing on Employee’s termination of employment and ending on the date that is two years after Employee ceases to be an employee or consultant to Employer or any of its subsidiaries (the “Noncompetion Period”), Employee shall not, nor shall Employee’s affiliates, in any state in which the Employer or any of its subsidiaries currently conducts or conducted its business (the “Territory”), engage, either directly or indirectly, as a principal or for such Employee’s own account or solely or jointly with others, or as a stockholder in any corporation or joint sock association, in any business that directly with the same telecom services or products, competes with the businesses of the Employer or any of its subsidiaries (“Compete”).  The foregoing shall not be breached as result of (i) such Employee ownership or other right to acquire by Employee (or any of its affiliates) of not more than an aggregate of one percent (1%) of any class of stock or other securities which are listed on a nationally or internationally recognized stock exchange or NASDAQ of a person engaged, directly or indirectly, in a business that competes with the businesses of the Employer or any of its subsidiaries.

14.           Nonsolicitation.  Employee covenants that, commencing on Employee’s Termination of Employment and ending on the date that is two years after Employee ceases to be an employee or consultant to the Employer, or any of its Subsidiaries, such Employee shall not, and shall cause its affiliates not to, directly or indirectly, (i) induce or attempt to induce any employee of the Employer or any of its subsidiaries, or in any way interfere with the relationship between the Employer or any of its subsidiaries and any employee thereof; (ii) hire any person who was an employee, independent contractor or consultant of the Employer or any of its subsidiaries within 180 days after such person ceased to be an employee, independent contractor or consultant of the Employer or any of its subsidiaries; (iii) induce or attempt to induce any referral source or other business relation of the Employer or any of its subsidiaries to cease doing business with the Employer, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Employer or any of its subsidiaries and with which the Employer or any of its subsidiaries has entered into discussions or has requested and received information relating to the acquisition of such business by the Employer or any of its subsidiaries in the two-year period immediately preceding the date of termination of such Employee’s employment with Employer.

15.           Non-Disparagement.  Employee covenants that such Employee shall not, and shall cause its affiliates not to disparage or encourage or induce others to disparage the Employer or any of its subsidiaries or affiliates or any of its or their past and present employees, directors, products or services.  For the purpose of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press, media or to any third party with the intent to harm the character or reputation of Employer, its affiliates, or any employee, consultant, agent, director, distributor, independent contractor or multilevel participant.

16.           Cooperation.  Upon the receipt of reasonable notice by Employee (including notice on behalf of the Employer by its outside counsel), Employee agrees that he will respond and provide information with regard to matters in which he has knowledge as a result of his ownership of and, or, and employment with Employer, and will provide reasonable assistance to Employer and its subsidiaries and affiliates and their respective representatives in defense of any claims that may be made against the Employer or any of its subsidiaries or affiliates.

17.           Governing Law.  The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of California, without reference to the choice of law principles or rules thereof, except to the extent that federal law shall be deemed to apply.

18.           Employee Confidentiality and Invention Assignment Agreement.  Employee shall execute the attached Employee Confidentiality and Invention Assignment Agreement which is incorporated into this Agreement as Exhibit A.

19.           Modification.  No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employer and Employee.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of dissimilar provisions or conditions at the same or any prior subsequent time.  No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

20.           Validity.  The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

22.           Assignment.  This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 11 above.  Without limiting the foregoing, Employee’s right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 11 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

23.           Enforcement.  If any provision of this Agreement is invalid in part or in whole, it will be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, will be enforceable.  The parties will execute all documents necessary to evidence such amendment.

24.           Arbitration.     Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Agreement, or otherwise involving the parties hereto, including the issue of arbitrability of any such disputes, will be resolved by binding arbitration before a retired judge at JAMS in Santa Ana, California.  The prevailing party shall be awarded its arbitrator, expert and attorney fees, costs and expenses.  Any interim or final award of the arbitrator may be entered in any court of competent jurisdiction.

25.           Document Review.  Employer and Employee hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily and knowingly.  EMPLOYEE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE EMPLOYER AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

26.           Entire Agreement This Agreement and the Employee Proprietary Information and Inventions Agreement dated as of the date hereof together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the date first written above.

EMPLOYER:

BLINDSPOT ALERT, INC.

By:
Denton Jones,
Director

EMPLOYEE:

Rowland W. Day II

EXHIBIT A

EMPLOYEE CONFIDENTIALITY
AND
INVENTION ASSIGNMENT AGREEMENT

This Employee Confidentiality and Invention Assignment Agreement (the “Agreement”) is entered into this 1st day of July, 2009 and is by and between Blindspot Alert, Inc. (the “Company”), and Rowland W. Day II (the “Employee”).

In consideration of my employment or continued employment by the Company, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.  The parties agree as follows:

1.           Employee Acknowledgement.         Employee understand that the purpose of this Agreement is to make clear that Employee will (a) maintain the confidentiality of Company’s trade secrets; (b) that Employee will use the Company’s trade secrets for the exclusive benefit of the Company; (c) any inventions that Employee creates will be owned by the Company; (d) any prior or continuing activities that Employee had or has, will be kept separate from the Company and they will not conflict with the Company’s development of its proprietary rights; and (e) when and if Employee’s employment terminates with the Company, Employee will not use Employee’s prior position with the Company to the detriment of the Company.

2.           Protection of the Company’s Confidential Information.

a. Confidential Information. The Company continually obtains, develops, compiles and owns certain proprietary and confidential information that has great value in its business (“Confidential Information”). Confidential Information includes all information which is not generally known to the Company’s competitors and the public, and which has or could have commercial value to the Company’s business. It includes not only information disclosed by the Company (or its customers, affiliates or vendors) to Employee during the course of Employee’s employment with the Company, but also information developed or learned by the Employee during the course of Employee’s employment with the Company, such as Inventions, as defined below. Confidential Information includes, but is not limited to, the following categories of information: information regarding the Company’s technology, computer programs, computer codes, products, product specifications, techniques, inventions, discoveries, improvements, methods, research, test results, or know-how; information regarding the Company’s customers’ and vendors’ identities, characteristics, performance and agreements; information regarding the Company’s affiliates’, sub-affiliates’ and employees’ characteristics, performances and agreements; and information regarding the Company’s marketing, multilevel marketing business sales and business plans, strategies, forecasts, unpublished financial information, budgets, projections, and efforts. Employee acknowledges that such information is secret, valuable and owned by the Company and that the Company has exercised substantial efforts to preserve the information’s secrecy.

b.           Protection of Confidential Information.         During and after Employee’s employment, Employee agrees to keep confidential, and not to disclose to any third party or to make any use of Confidential Information of the Company, except for the benefit of the Company and in the course of Employee’s employment with the Company.  Employee also agrees not to remove or otherwise transmit Confidential Information or Inventions (as defined below) from the premises or possession of the Company without the express prior written consent of an authorized representative of the Company.  Employee acknowledges that he or she is aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

c.           Third Party Information.  Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation and to use it as necessary in carrying out work for the Company consistent with the Company's agreement with such third party.

d.           Prior Obligations.      Employee acknowledges and represents that Employee is not a party to any agreement or agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.) with a former employer, or any other person or entity, that may restrict Employee’s ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict Employee’s ability to perform any obligation or responsibility Employee may have to the Company.  Employee represents and warrants that Employee has returned all property and confidential information belonging to all prior employers.

e.           Exclusive Employment and Non-Solicitation of Customers, Affiliates, Sub-Affiliates or Employees. Employee acknowledges the highly confidential nature of information regarding the Company’s customers, affiliates, sub-affiliates, employees, agents, independent contractors, suppliers, and consultants.  The Employee will not during Employee’s employment or within one year after it ends, without the Company’s express written consent, directly or indirectly (i) hire, solicit, recruit, or induce to leave the employ of the Company any employee, agent, independent contractor or consultant of the Company; (ii) use the Company’s Confidential Information to solicit the business of any clients or customers of the Company (other than on behalf of the Company); or (iii) encourage to terminate or alter any relationship between (a) the Company, and (b) any customer, affiliate, sub-affiliate, employee, agent, independent contractor, supplier, consultant, or any other person or company.  During Employee’s employment with the Company, Employee will not do anything to compete with the Company’s present or contemplated business, nor will Employee plan or organize any competitive business activity.  The Employee agrees that such activities would necessarily and inevitably involve disclosure or use of Confidential Information in violation of this Agreement.

f.           Prior Inventions and Proprietary Information.      Except as disclosed on Exhibit A to this Agreement, Employee does not know anything about the Company’s Confidential Information, other than that which he or she learned from the Company.  Employee also has disclosed on Exhibit A-1 complete list of all Inventions and information proprietary to Employee and which Employee wants to exclude from the application of this Agreement.

3.           Inventions.

a.           Disclosure of Inventions.          Employee will promptly disclose in writing and deliver to the Company by the 10th day of the month following all discoveries, developments, designs, enhancements, ideas, improvements, inventions, software, object codes, source codes, formulas, processes, techniques, know-how, and data (whether or not patentable or registrable under copyright or similar statutes) made, conceived, reduced to practice, or learned by Employee (either alone or jointly with others) during each month of Employee’s employment, that are related to or useful in the business of the Company, or which result from tasks assigned to Employee by the Company, or from the use of premises owned, leased, or otherwise acquired by the Company.  For the purposes of this Agreement, all of the foregoing are referred to as Inventions.

b.           Assignment/Ownership of Inventions.        Employee acknowledges and agrees that all Inventions other than those listed in Exhibit A belong to and shall be the sole property of the Company and shall be Inventions of the Company subject to the provisions of this Agreement.  Employee assigns to the Company all right, title, and interest Employee may have or may acquire in and to all Inventions.  Employee agrees to sign and deliver to the Company (either during or subsequent to Employee’s employment) such other documents as the Company considers desirable to evidence the assignment of all rights of Employee, if any, in any Inventions to the Company and the Company’s ownership of such Inventions.  Any provision in this Agreement requiring Employee to assign rights to an Invention does not apply to any invention that qualifies under California Labor Code §2870, which section is reproduced in the attached Written Notification to Employee (Exhibit B-1).

c.           Power of Attorney.       In the event the Company is unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right to protection relating to any Invention, whether due to mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by the Employee.

4.           Termination of Employment.

a.           Delivery of Documents and Data Upon Termination of Employment.    In the event of termination (voluntary or otherwise) of Employee’s employment with the Company, Employee agrees, promptly and without request, to deliver to and inform the Company of all documents and data pertaining to Employee’s employment and the Confidential Information and Inventions of the Company, whether prepared by the Employee or otherwise coming into Employee’s possession or control, and to sign Exhibit C-1 to this Agreement.  Employee will not retain any written or other tangible material containing any information concerning or disclosing any of the Confidential Information or Inventions of the Company.  Employee recognizes that the unauthorized taking of any of the Company’s trade secrets is a crime under California Penal Code § 499(c) and is punishable by imprisonment in state prison or in a county jail for a time not exceeding one year, or by a fine not exceeding five thousand dollars ($5,000), or by both such fine and such imprisonment.  Employee further recognizes that such unauthorized taking of the Company’s trade secrets also could result in civil liability under California’s Uniform Trade Secret Act (Civil Code §§ 3426-3426.11), and that willful misappropriation may result in an award against Employee for triple the amount of the Company’s damages and the Company’s attorney’s fees in collecting such damages.

b.           Obligations of Employee After Termination of Employment.      In the event of termination (voluntary or otherwise) of Employee’s employment with the Company, Employee will protect the value of the Confidential Information and Inventions of the Company and will prevent their misappropriation or disclosure.  Employee will not disclose or use to Employee’s benefit (or the benefit of any third party) or to the detriment of the Company any Confidential Information or Invention.

5.           Injunctive Relief.       Because Employee’s breach of this Agreement may cause the Company irreparable harm for which money is inadequate compensation, Employee agrees that the Company will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

6.           Attorney’ Fees.         If any action is necessary to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees.

7.           Amendment and Binding Effect.          This Agreement may not be amended except by an instrument in writing signed by both parties.  This Agreement shall be binding on the heirs, executors, administrators, and other legal representatives and assigns of Employee, and is for the benefit of the Company and its successors and assigns.

8.           Governing Law.         This Agreement shall be governed by the laws of the State of California.

9.           Entire Understanding.         This Agreement expresses the entire understanding of the parties about the described subject matter, superseding all prior or contemporaneous oral or written agreements and understanding between the parties with respect to the subject matter.

10.           Cumulative Remedies.        Each and all of the several rights and remedies provided for in this Agreement shall be cumulative.  No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity.  No waiver or indulgence by the Company of any failure by Employee to keep or perform any promise or condition of this Agreement shall be a waiver of any preceding or succeeding breach of the same or any other promise or condition.  No waiver by the Company of any right shall be construed as a waiver of any other right.  Any waiver by the Company or by the Employee must be in writing and signed by both the Employee, if he or she is seeking to waive any of Employee’s rights under this Agreement, or by an officer of the Company (other than the Employee) or some other person duly authorized by the Company.  The Company shall not be required to give notice to enforce strict adherence to the terms of this Agreement.

11.           Severability.        If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to the other persons or circumstances shall be interpreted so as best to effect the intent of the parties hereto.  The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision.

12.           Employment Terms.         Employee understands that this Agreement is an integral part of Employee’s contract of employment with the Company.

13.           ADVICE OF COUNSEL.  EMPLOYEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, EMPLOYEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND EMPLOYEE HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

BLINDSPOT ALERT, INC.                                             EMPLOYEE

By:                                                        By:
Name:                                                                               Name: ______________________
Its:                                                        Date:
Date:

EXHIBIT A-1

EMPLOYEE STATEMENT

1.           Confidential Information.           Except as set forth below, I acknowledge at this time that I know nothing about the business or the Confidential Information or Inventions of the Company, except information that has been disclosed to me by the Company (if none, so state):  [specify information previously known about the Company].

2.           Prior Inventions.        Except as set forth below, I acknowledge at this time that I have not made or reduced to practice, alone or jointly with others, any Inventions (if none, so state): [specify inventions].

3.           Conflicting Relationships.        Except as set forth below, I acknowledge that I have no other current or prior agreements, relationships, or commitments that conflict with my relationship with the Company under my Confidentiality and Invention Assignment Agreement (if none, so state): [specify any conflicts].

Date: ________________________	____________________________________________
Employee’s signature

Name: _______________________________________

EXHIBIT B-1

WRITTEN NOTIFICATION TO EMPLOYEE

In accordance with California Labor Code §2872, you are hereby notified that your Confidentiality and Invention Assignment Agreement does not require you to assign to the Company an Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on your own time, and does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or does not result from any work performed by you for the Company.

Following is the text of California Labor Code §2870:

(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)           Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer, or

(2)           Result from any work performed by the employee for the employer.

(b)
To the extent a provision in an employment agreement purports to require an employee to assign his invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

I hereby acknowledge receipt of this written notification.

Date: ________________________	____________________________________________
Employee’s signature

Name: _______________________________________

EXHIBIT C-1

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information (as defined in my Confidentiality and Invention Assignment Agreement with the Company (the “Agreement”) or copies of such information, or other documents or materials, equipment, or other property belonging to the Company.

I further certify that I have complied with and will continue to comply with all of the terms of the Agreement, including the reporting of any Inventions (as defined in the Agreement) conceived or made by me that are covered by the Agreement.

I agree that, in compliance with the Agreement, I will preserve as confidential and not use any Confidential Information, Inventions, or other information that has or could have commercial value or other utility in the business in which the Company is engaged or in which it contemplates engaging.  I will not participate in the unauthorized disclosure or use of information that could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

I further agree that for twelve (12) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, I shall not at any time use any Confidential Information of the Company to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with, the business of the Company.

On termination of my employment with the Company I will be employed by _____________________, and will be working in connection with the following listed projects:

Date: ________________________	____________________________________________
Employee’s signature

Name: _______________________________________